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                                                                   Exhibit 24(a)





CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in Registration Statements Nos. 33-42870 on Form S-3, 033-52859 on Form S-8, 033-52865 on Form S-8,
033-53503 on Form S-8, 33-29751 on Form S-8, 2-90748 on Form S-8, 2-64035 on
Form S-8, 2-47665 on Form S-8 and 2-26362 on Form S-8 of our report dated January 23, 1995 with respect to the consolidated financial statements of TRW Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1994.

    We also consent to the incorporation by reference in TRW Inc.'s Registration Statement No. 033-52859 on Form S-8 pertaining to The TRW Employee Stock Ownership and Stock Savings Plan and the related prospectus of our report dated March 17, 1995 with respect to the financial statements of The TRW Employee Stock Ownership and Stock Savings Plan for the fiscal year ended December 31, 1994 included as Exhibit 28(a) to the TRW Inc. Annual Report (Form 10-K) for the year ended December 31, 1994.



                                                           /s/ Ernst & Young LLP

                                                               ERNST & YOUNG LLP





Cleveland, Ohio
March 24, 1995